Exhibit 99.1
Fastly Announces First Quarter 2025 Financial Results

Record Revenue of $144.5 million above high-end of guidance range
Generates positive free cash flow of $8.2 million

SAN FRANCISCO — May 7, 2025 — Fastly, Inc. (NYSE: FSLY), a leader in global edge cloud platforms, today announced financial results for its first quarter ended March 31, 2025.
"Fastly outperformed our revenue and operating loss guidance in the first quarter, delivering positive free cash flow,” said Todd Nightingale, CEO of Fastly. “We made great progress in our go-to-market transformation, product release velocity, and growing traffic share with our large enterprise customers which all drove upside in our results.”

"We are raising our financial guidance for 2025 and plan to enrich our current revenue mix with the platform enhancements we've recently shipped in security and compute,” continued Nightingale. “We believe this will improve our financial performance and allow Fastly to deliver strong, lasting shareholder returns."

	Three months ended March 31,
	2025	2024
Revenue	$144,474	$133,520
Gross margin
GAAP gross margin	53.2%	54.8%
Non-GAAP gross margin(1)	57.3%	59.6%
Operating loss
GAAP operating loss	$(38,179)	$(46,260)
Non-GAAP operating loss(1)	$(5,845)	$(8,509)
Net loss per share
GAAP net loss per common share — basic and diluted	$(0.27)	$(0.32)
Non-GAAP net loss per common share — basic and diluted(1)	$(0.05)	$(0.04)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
First Quarter 2025 Financial Summary
•Total revenue of $144.5 million, representing 8% year-over-year growth. Network services revenue of $113.3 million, representing 7% year-over-year growth. Security revenue of $26.4 million, representing 7% year-over-year growth. Other revenue of $4.8 million, representing 64% year-over-year growth. Network services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $8.2 million of positive free cash flow compared to $2.2 million of negative free cash flow in the first quarter of 2024.
•GAAP gross margin of 53.2%, compared to 54.8% in the first quarter of 2024. Non-GAAP gross margin1 of 57.3%, compared to 59.6% in the first quarter of 2024.
•GAAP net loss of $39.1 million, compared to $43.4 million in the first quarter of 2024. Non-GAAP net loss1 of $6.6 million, compared to $5.3 million in the first quarter of 2024.
•GAAP net loss per basic and diluted share of $0.27, compared to $0.32 in the first quarter of 2024. Non-GAAP net loss per basic and diluted share1 of $0.05, compared to $0.04 in the first quarter of 2024.
Key Metrics
•Enterprise customer count2 was 595 in the first quarter, up 18 from the first quarter of 2024.

•Fastly's top ten customers accounted for 33% of revenue in the first quarter compared to 38% in the first quarter of 2024. Revenue from the top ten customers declined 6% year-over-year compared to revenue growth of 17% year-over-year from customers outside the top ten.
•Last 12-month net retention rate (LTM NRR)3 decreased to 100% in the first quarter from 102% in the fourth quarter of 2024.
~~•~~Remaining Performance Obligations (RPO)4 were $303 million, up 24% from $244 million in the fourth quarter of 2024.
First Quarter Business and Product Highlights
•Product package deals in the first quarter more than doubled year-over-year, and new logo packages grew over 80% year-over-year, representing approximately one-third of the total package deals.
•Fastly’s Next-Gen WAF was named a Strong Performer in The Forrester Wave™: Web Application Firewall Solutions, Q1 2025.
•Fastly research revealed 93% of organizations are working to reduce CISO liability risk.
•Released Fastly Client-Side Protection to GA, providing real-time monitoring and protection against unauthorized modifications to client-side scripts, and helping businesses secure sensitive customer data and maintain PCI-DSS compliance.
•Updated Fastly Bot Management with Dynamic Challenges, Advanced Client-Side Detection, and Compromised Credential Checking capabilities. These updates give customers the option to stop relying on CAPTCHAs while helping prevent fraud, protect customer accounts, and minimize disruptions to legitimate logins and transactions.
•Released Fastly HTTP Cache API to GA. As a fully integrated API, developers can make changes to the cache properties of an object, adjust headers like Cache-Control, and more, all within an HTTP flow.
•Added Custom and Media Shield dashboards to Observability.

Second Quarter and Full Year 2025 Guidance

	Q2 2025	Full Year 2025
Total Revenue (millions)	$143.0 - $147.0	$585.0 - $595.0
Non-GAAP Operating Loss (millions)	($8.0) - ($4.0)	($12.0) - ($6.0)
Non-GAAP Net Loss per share (5)(6)	($0.08) - ($0.04)	($0.13) - ($0.07)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, May 7, 2025.

Date: Wednesday, May 7, 2025
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, May 7 through May 14, 2025 by dialing 800-770-2030 or 609-800-9909 and entering the passcode 7543239.

About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Neiman Marcus, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance; our ability to enrich our revenue mix with platform enhancements; the capabilities of Fastly Client-Side Protection, Fastly Bot Management, Fastly HTTP Cache API, Custom and Media Shield Dashboards in Observability, and Fastly Next-Gen WAF; and expectations regarding customer experiences with Fastly Client-Side Protection, Fastly Bot Management, and Fastly HTTP Cache API. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2024. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, depreciation and other amortization expenses, amortization of acquired intangible assets, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, other expense, net, and income taxes.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash and non-cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Expense, Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP gross margin, Non-GAAP operating loss, and Non-GAAP net loss per common share — basic and diluted and we have accordingly recast the presentation for all prior periods presented to reflect this change.
2 Our number of customers is calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
4 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied.
5 Non-GAAP Net Loss per share is calculated as Non-GAAP Net Loss divided by weighted average basic shares for 2025.
6 Assumes weighted average basic shares outstanding of 145.8 million in Q2 2025 and 146.7 million for the full year 2025.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$144,474	$133,520
Cost of revenue(1)	67,676	60,286
Gross profit	76,798	73,234
Operating expenses:
Research and development(1)	37,429	38,248
Sales and marketing(1)	49,313	49,607
General and administrative(1)	28,235	31,639
Total operating expenses	114,977	119,494
Loss from operations	(38,179)	(46,260)
Interest income	2,975	3,848
Interest expense	(3,173)	(579)
Other expense, net	(80)	(89)
Loss before income tax expense	(38,457)	(43,080)
Income tax expense	691	347
Net loss	$(39,148)	$(43,427)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.32)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	143,284	134,587
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2025	2024
Cost of revenue	$1,939	$2,779
Research and development	8,893	10,323
Sales and marketing	6,693	7,843
General and administrative	8,057	10,876
Total	$25,582	$31,821

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended March 31,
	2025	2024
Gross profit
GAAP gross profit	$76,798	$73,234
Stock-based compensation	1,939	2,779
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,641	1,155
Amortization of acquired intangible assets	2,475	2,475
Non-GAAP gross profit	$82,853	$79,643
GAAP gross margin	53.2%	54.8%
Non-GAAP gross margin	57.3%	59.6%

Research and development
GAAP research and development	$37,429	$38,248
Stock-based compensation	(8,893)	(10,323)
Non-GAAP research and development	$28,536	$27,925

Sales and marketing
GAAP sales and marketing	$49,313	$49,607
Stock-based compensation	(6,693)	(7,843)
Amortization of acquired intangible assets	(2,301)	(2,300)
Non-GAAP sales and marketing	$40,319	$39,464

General and administrative
GAAP general and administrative	$28,235	$31,639
Stock-based compensation	(8,057)	(10,876)
Executive transition costs	(335)	—
Non-GAAP general and administrative	$19,843	$20,763

Operating loss
GAAP operating loss	$(38,179)	$(46,260)
Stock-based compensation	25,582	31,821
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,641	1,155
Executive transition costs	335	—
Amortization of acquired intangible assets	4,776	4,775
Non-GAAP operating loss	$(5,845)	$(8,509)

Net loss
GAAP net loss	$(39,148)	$(43,427)
Stock-based compensation	25,582	31,821
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,641	1,155
Executive transition costs	335	—
Amortization of acquired intangible assets	4,776	4,775
Amortization of debt discount and issuance costs	217	354
Non-GAAP net loss	$(6,597)	$(5,322)

Non-GAAP net loss per common share — basic and diluted	$(0.05)	$(0.04)
Weighted average basic and diluted common shares	143,284	134,587
(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended March 31,
	2025	2024
Adjusted EBITDA
GAAP net loss	$(39,148)	$(43,427)
Stock-based compensation	25,582	31,821
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,641	1,155
Executive transition costs	335	—
Depreciation and other amortization	13,650	13,400
Amortization of acquired intangible assets	4,776	4,775
Amortization of debt discount and issuance costs	217	354
Interest income	(2,975)	(3,848)
Interest expense	2,956	225
Other expense, net	80	89
Income tax expense	691	347
Adjusted EBITDA	$7,805	$4,891
(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of March 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$125,484	$286,175
Marketable securities, current	181,808	9,707
Accounts receivable, net of allowance for credit losses	119,035	115,988
Prepaid expenses and other current assets	26,243	28,325
Total current assets	452,570	440,195
Property and equipment, net	177,876	179,097
Operating lease right-of-use assets, net	48,802	50,433
Goodwill	670,356	670,356
Intangible assets, net	37,976	42,876
Other assets	61,665	68,402
Total assets	$1,449,245	$1,451,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,802	$6,044
Accrued expenses	37,165	41,622
Current debt	187,871	—
Finance lease liabilities, current	617	2,328
Operating lease liabilities, current	26,988	25,155
Other current liabilities	38,442	29,307
Total current liabilities	300,885	104,456
Long-term debt	149,874	337,614
Operating lease liabilities, non-current	36,615	39,561
Other long-term liabilities	4,848	4,478
Total liabilities	492,222	486,109
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,989,108	1,958,157
Accumulated other comprehensive loss	(130)	(100)
Accumulated deficit	(1,031,958)	(992,810)
Total stockholders’ equity	957,023	965,250
Total liabilities and stockholders’ equity	$1,449,245	$1,451,359

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(39,148)	$(43,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	15,167	13,277
Amortization of intangible assets	4,900	4,899
Non-cash lease expense	5,655	5,556
Amortization of debt discount and issuance costs	217	354
Amortization of deferred contract costs	4,850	4,573
Stock-based compensation	25,582	31,821
Deferred income taxes	422	228
Provision for credit losses	946	953
Loss on disposals of property and equipment	—	399
Amortization of discounts on investments	(626)	(1,158)
Other adjustments	376	(259)
Changes in operating assets and liabilities:
Accounts receivable	(3,993)	12,028
Prepaid expenses and other current assets	2,216	(2,700)
Other assets	(2,095)	(1,814)
Accounts payable	2,575	101
Accrued expenses	(3,383)	(8,760)
Operating lease liabilities	(5,556)	(7,606)
Other liabilities	9,183	2,667
Net cash provided by operating activities	17,288	11,132
Cash flows from investing activities:
Purchases of marketable securities	(179,486)	(56,948)
Maturities of marketable securities	7,969	99,080
Purchases of property and equipment	(2,605)	(1,603)
Capitalized internal-use software	(4,763)	(6,845)
Net cash provided by (used in) investing activities	(178,885)	33,684
Cash flows from financing activities:
Repayments of finance lease liabilities	(1,711)	(4,872)
Proceeds from exercise of vested stock options	408	111
Proceeds from employee stock purchase plan	2,131	2,881
Net cash provided by (used in) financing activities	828	(1,880)
Effects of exchange rate changes on cash, cash equivalents, and restricted cash	78	(48)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(160,691)	42,888
Cash, cash equivalents, and restricted cash at beginning of period	286,175	108,071
Cash, cash equivalents, and restricted cash at end of period	125,484	150,959
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	125,484	150,809
Restricted cash, current	—	150
Total cash, cash equivalents, and restricted cash	$125,484	$150,959

Free Cash Flow
(in thousands, unaudited)

	Three months ended March 31,
	2025	2024
Net cash provided by operating activities	$17,288	$11,132
Capital expenditures(1)	(9,079)	(13,320)
Free Cash Flow	$8,209	$(2,188)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows. Our capital expenditures exclude deployment of $3.5 million in prepaid capital equipment for the three months ended March 31, 2025 as reflected in the supplemental disclosure of our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Spring Harris
press@fastly.com

Source: Fastly, Inc.